Exhibit  (10) O

November 28, 2000


Mr. Gerald H. Lipkin
Chairman of the Board, President & CEO
Valley National Bancorp
Valley National Bank
1455 Valley Road
Wayne, NJ 07470


Dear Mr. Lipkin:

The Board of Directors of Valley National Bancorp ("Bancorp") and Valley National Bank (the "Bank") (collectively, the "Company") entered into a letter agreement with you, dated August 17, 1994 (the "1994 Letter Agreement"), providing for certain severance benefits.

The purpose of this letter is to hereby amend paragraph 4 of the 1994 Letter Agreement to increase the minimum annual benefit to $220,000 and $150,000. As a consequence, if your wife survives you, she would be entitled to a proportionate increased survivor annual benefit equal to two-thirds of $220,000 ($146,666.67).

Except for this increase to $220,000 in your minimum annual benefit provided for in paragraph 4 of the 1994 Letter Agreement, the 1994 Letter Agreement remains in full force and effect.

As a matter of clarity, the parties agree that this minimum annual benefit constitutes a payment under "any benefit plan of the Company" under the first sentence of Section 12a of the Amended and Restated Change in Control Agreement dated as of January 1, 1999 among Bancorp, the Bank and you, and this benefit will be covered by the Gross-Up Payment provided for under Section 12 if and to the extent that this benefit may constitute a parachute payment.

If you are in agreement with the foregoing, please so indicate by signing and returning to the Company the enclosed copy of this letter agreement, whereupon this letter shall constitute an amendment to the 1994 Letter Agreement between you and the Company.

                                         Very truly yours,

                                         VALLEY NATIONAL BANCORP

                                         By:  /s/ ROBERT E. MCENTEE
                                              ----------------------------------
                                                  Robert E. McEntee, Chairman of
                                                  the Compensation Committee


AGREED AND ACCEPTED:                     VALLEY NATIONAL BANK
/s/ GERALD H. LIPKIN
--------------------
Gerald H. Lipkin                         By:  /s/ ROBERT E. MCENTEE
                                              ----------------------------------
                                                  Robert E. McEntee, Chairman of
                                                  the Compensation Committee